Exhibit 99.1
Segment Financial Information for 2005 (unaudited)

		Venues and	Digital				Consolidated and
(in thousands)	Events	Sponsorship	Distribution	Other	Corporate	Eliminations	Combined
Three months ended March 31, 2005
Revenue	$344,368	$74,613	$9,862	$20,497	$—	$(4,857)	$444,483
Direct operating expenses	285,607	26,488	393	6,960	—	(4,814)	314,634
Selling, general and administrative expenses	66,296	45,638	749	10,363	—	(15)	123,031
Depreciation and amortization	2,324	11,307	76	641	1,129	—	15,477
Loss (gain) on sale of operating assets.	(42)	(129)	—	(183)	(3)	—	(357)
Corporate expenses	—	—	—	—	19,224	—	19,224

Operating income (loss)	$(9,817)	$(8,691)	$8,644	$2,716	$(20,350)	$(28)	$(27,526)

Three months ended June 30, 2005
Revenue	$576,174	$138,733	$17,705	$11,635	$—	$(2,556)	$741,691
Direct operating expenses	543,237	39,897	708	2,001	—	(2,525)	583,318
Selling, general and administrative expenses	51,782	57,331	734	10,411	—	(31)	120,227
Depreciation and amortization	2,187	11,288	87	623	1,097	—	15,282
Loss (gain) on sale of operating assets.	(68)	(174)	—	7	(25)	—	(260)
Corporate expenses	—	—	—	—	7,866	—	7,866

Operating income (loss)	$(20,964)	$30,391	$16,176	$(1,407)	$(8,938)	$—	$15,258

Three months ended September 30, 2005
Revenue	$732,219	$215,495	$29,216	$23,489	$—	$(2,005)	$998,414
Direct operating expenses	701,119	73,260	1,049	7,879	—	(2,027)	781,280
Selling, general and administrative expenses	52,620	56,777	884	17,881	—	(21)	128,141
Depreciation and amortization	2,566	11,646	63	456	902	—	15,633
Loss (gain) on sale of operating assets.	(12)	203	—	—	—	—	191
Corporate expenses	—	—	—	—	11,301	—	11,301

Operating income (loss)	$(24,074)	$73,609	$27,220	$(2,727)	$(12,203)	$43	$61,868

		Venues and	Digital				Consolidated and
(in thousands)	Events	Sponsorship	Distribution	Other	Corporate	Eliminations	Combined
Three months ended December 31, 2005
Revenue	$613,524	$106,920	$15,793	$17,801	$—	$(1,781)	$752,257
Direct operating expenses	580,884	38,212	909	13,474	—	(1,786)	631,693
Selling, general and administrative expenses	82,130	60,794	786	3,806	—	(8)	147,508
Depreciation and amortization	2,554	14,361	52	395	868	—	18,230
Loss (gain) on sale of operating assets.	2,283	(5)	—	914	2,093	—	5,285
Corporate expenses	—	—	—	—	12,324	—	12,324

Operating income (loss)	$(54,327)	$(6,442)	$14,046	$(788)	$(15,285)	$13	$(62,783)

Year ended December 31, 2005
Revenue	$2,266,285	$535,761	$72,576	$73,422	$—	$(11,199)	$2,936,845
Direct operating expenses	2,110,847	177,857	3,059	30,314	—	(11,152)	2,310,925
Selling, general and administrative expenses	252,828	220,540	3,153	42,461	—	(75)	518,907
Depreciation and amortization	9,631	48,602	278	2,115	3,996	—	64,622
Loss (gain) on sale of operating assets.	2,161	(105)	—	738	2,065	—	4,859
Corporate expenses	—	—	—	—	50,715	—	50,715

Operating income (loss)	$(109,182)	$88,867	$66,086	$(2,206)	$(56,776)	$28	$(13,183)